Exhibit 99.1
Michael McAndrew, Chief Financial Officer
Black Box Corporation
(724) 873-6788
(724) 873-6799 (fax)
Email: investors@blackbox.com
FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS FOURTH QUARTER
AND TOTAL YEAR FISCAL 2006 RESULTS
—  Total Year Revenues up 35% and GAAP EPS up 27%  —
PITTSBURGH, PENNSYLVANIA, June 1, 2006 — Black Box Corporation (NASDAQ:BBOX) today reported for the fourth quarter ended March 31, 2006 diluted earnings per share of 26¢ on net income of $4.7 million or 2.7% of revenues compared to break-even last year. On a sequential quarter comparison basis, third quarter diluted earnings per share were 70¢ with corresponding net income of $12.5 million or 6.9% of revenues. Excluding restructuring charges and reconciling items described below, diluted earnings per share for the fourth quarter 2006 were 53¢ and net income was $9.6 million or 5.5% of revenues compared to diluted earnings per share of 39¢ and net income of $6.8 million or 4.3% of revenues for the fourth quarter 2005. Management believes that presenting diluted earnings per share and net income excluding restructuring charges and reconciling items is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company.
During the fourth quarter of fiscal 2006, the Company incurred a pre-tax charge of $7.5 million related to reconciling items. Of this charge, $7.1 million relates to an adjustment of earnings over multiple years, from FY03 through FY06, from the Company’s Italian Operations (“Italian Operations Adjustment”). The Italian Operations Adjustment resulted from intentional misconduct by certain local operational and financial management of the Company’s Italian Operations acting in collusion with one another for the purpose of overstating local financial results. All involved team members have been terminated and the Company intends to pursue all available legal remedies against these individuals. The misconduct was recently brought to the Company management’s attention by a team member of the Italian Operations pursuant to the
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Company’s “Open Door” Policy. Company management responded by immediately suspending the management team of the Italian Operations and conducting a full investigation of the matter. The Company believes that all accounting irregularities have been identified, corrective action taken, and that the Italian Operations Adjustment captures all necessary corrections. These corrections were not material to any prior reporting period.
Total revenues for the fourth quarter were $175 million, an increase of 11% from $157 million for the same period last year. On a sequential comparison basis, third quarter revenues were $182 million.
Fourth quarter cash provided by operating activities was approximately $13 million or 276% of net income, compared to $18 million for the same period last year. Fourth quarter free cash flow (defined below) was $19 million compared to $18 million last year. On a sequential comparison basis, third quarter cash provided by operating activities was $16 million or 131% of net income and free cash flow was $24 million. Black Box utilized its fourth quarter free cash flow of $19 million to fund debt reduction of $18 million and a dividend payment of $1 million. Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company.
For total fiscal 2006, diluted earnings per share were $2.13 compared to $1.68 for the same period last year, an increase of 27%. Corresponding net income for the year was $37.4 million or 5.2% of revenues, compared to $29.9 million or 5.6% of revenues for the same period last year. Excluding restructuring charges and reconciling items for fiscal years 2006 and 2005, diluted earnings per share were $2.81 and net income was $49.3 million or 6.8% of revenues in 2006 compared to diluted earnings per share of $2.13 and net income of $37.9 million or 7.1% of revenues in 2005.
Total pre-tax charges incurred for the fiscal year 2006 were: $5.4 million associated with acquisition-related expenses of Norstan; a restructuring charge of $5.3 million related to staffing level adjustments and real estate consolidations in Europe and North America; and a charge of $7.1 million related to the Italian Operations Adjustment.
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Revenues for fiscal year 2006 were $721 million, an increase of 35% from $535 million for fiscal year 2005.
Cash provided by operating activities for the year was $52 million or 139% of net income, compared to $52 million or 175% of net income last year. Free cash flow was $72 million compared to $57 million last year. Black Box utilized the twelve-month free cash flow of $72 million to fund $41 million of acquisition-related activity; debt reduction of $27 million; and dividend payments of $4 million.
The Company’s 6-month order backlog was $96 million at March 31, 2006 compared to $97 million at the same period last year. On a sequential comparison basis, third quarter 6-month order backlog was $94 million.
For FY07, the Company expects total year reported revenues of approximately $1 billion. By 2Q07, the Company currently expects quarterly revenues in the range of $265 to $275 million; gross profit margin in the range of 37% to 38%; SG&A expenses in the range of 26% to 27%; corresponding EPS in the range of 90¢ to 95¢; and quarterly cash provided by operating activities in the range of $20 to $22 million.
All of the above ranges exclude acquisition-related expense and stock option-based expense (including the impact of FAS 123(R)), and are before any new mergers and acquisition activity that has not been announced.
Commenting on FY06 and the future outlook, Fred C. Young, Chief Executive Officer, said, “Black Box had many significant accomplishments in FY06. We are particularly pleased that strategically we have successfully positioned Black Box to reach the $1 billion revenue milestone in FY07, effectively doubling our business from 15 months ago. Achieving this $1 billion milestone 12 months ahead of our previously established timeframe is a significant event. On the other hand, as we conclude FY06 we are very disappointed by the situation in Italy. By no means do we believe this misconduct is representative of the overall integrity of the Black Box Team at large.
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Mr. Young went on to say, “FY07 should be a record year for Black Box. We believe the 2Q07 timetable we have established to achieve our financial targets is reasonable given our historical track record, particularly with the experience and associated results of the Norstan acquisition.
“There was a tremendous amount of planning and execution required to ensure the NextiraOne transaction was completed in a manner which we felt would meet both our operational and financial objectives. We believe we have accomplished this. From an industry positioning perspective, this combination significantly strengthens Black Box’s leadership position for data, voice and hotline technical services.
“Our FY07 plan is to fully integrate NextiraOne into Black Box. We believe this will allow us to take full advantage of combined synergies in all functional areas. This applies particularly to marketing and operations, where we now have a significant increase in resources available to our clients, and the overall implementation of a much more efficient cost management philosophy. The Black Box technical services model is very unique in the industry and we believe provides the best value proposition to our clients.
“For FY07 we expect our revenue mix by technical service to be approximately 16% data services, 65% voice services and 19% hotline services. Geographically we expect our revenue mix to be approximately 85% North America and 15% International. Over time we will look to increase our International revenue mix.
“In closing, we have high expectations for the future of Black Box and will stay focused on the tasks at hand. Achieving these expectations will require us to successfully complete the integration of all of our FY06 acquisitions, aggressively sell our DVH services everyday throughout the world and continue to leverage our financial strength into significant growth by consummating high quality M&A opportunities.”
The historical information in this press release and the attached tables does not include the acquisitions of NextiraOne and NuVision which closed on April 30, 2006, and May 1, 2006, respectively.
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The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, June 1, 2006. Fred C. Young, Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-1025 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 828910.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “target,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic conditions, successful integration of acquisitions, including the Norstan and NextiraOne businesses, the timing and costs of restructuring programs, successful marketing of DVH (Data, Voice, Hotline) services and successful implementation of our M&A program, including identifying appropriate targets, consummating transactions and successfully integrating the businesses. Additional risk factors are included in the Company’s Annual Report on Form 10-K. We can give no assurance that any goal, plan or target set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.
Black Box is the world’s largest technical services company dedicated to designing, building and maintaining today’s complicated data and voice infrastructure systems. Black Box services 175,000 clients in 141 countries with 168 offices throughout the world. To learn more, visit the Black Box website at www.blackbox.com.
Black Box and the Double Diamond logo are registered trademarks and DVH is a trademark of BB Technologies, Inc.
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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended		Year ended
	March 31,	March 31,	March 31,	March 31,
In thousands, except per share	2006	2005	2006	2005

Revenue:
Hotline products	$53,667	$55,510	$213,946	$227,601
On-Site services	121,201	101,720	507,389	307,475

Total	174,868	157,230	721,335	535,076

Cost of sales:
Hotline products	29,209	26,785	108,220	108,281
On-Site services	81,533	70,729	330,765	211,866

Total	110,742	97,514	438,985	320,147

Gross profit	64,126	59,716	282,350	214,929

Selling, general & administrative expense	53,858	52,119	205,866	160,002

Restructuring and other charges	—	5,059	5,290	5,059

Intangibles amortization	764	1,145	4,999	1,332

Operating income	9,504	1,393	66,195	48,536

Interest expense, net	2,437	1,319	9,123	2,755

Other expenses, net	(43)	22	36	115

Income before income taxes	7,110	52	57,036	45,666

Provision for income taxes	2,454	18	19,678	15,754

Net income	$4,656	$34	$37,358	$29,912

Basic earnings per common share	$0.26	$0.00	$2.18	$1.72

Diluted earnings per common share	$0.26	$0.00	$2.13	$1.68

Weighted average common shares	17,617	17,148	17,164	17,411

Weighted average common & common equivalent shares outstanding	18,247	17,524	17,544	17,845

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BLACK BOX CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
In thousands	2006	2005

Assets
Cash and cash equivalents	$11,207	$11,592
Accounts receivable, net	116,713	116,865
Lease receivables	512	1,697
Inventories, net	53,926	57,176
Costs and estimated earnings in excess of billings on uncompleted contracts	23,803	25,695
Deferred tax asset	8,973	9,236
Net current assets of discontinued operations	467	549
Other current assets	15,523	14,724

Total current assets	231,124	237,534

Property, plant and equipment, net	35,124	38,268
Goodwill, net	468,724	444,567
Intangibles, net	55,440	44,157
Lease receivables, net of current portion	—	473
Deferred tax asset	4,231	3,793
Discontinued operations, net of current portion	—	373
Other assets	5,091	3,725

Total assets	$799,734	$772,890

Liabilities
Current maturities of long-term debt	$1,049	$692
Current maturities of discounted lease rentals	30	890
Accounts payable	44,943	36,032
Billings in excess of costs and estimated earnings on uncompleted contracts	8,648	8,947
Deferred revenue	22,211	21,456
Accrued liabilities:
Compensation and benefits	13,954	14,270
Restructuring	3,292	6,709
Other liabilities	27,817	32,708
Income taxes	5,924	3,295

Total current liabilities	127,868	124,999

Long-term debt	122,673	147,196
Discounted lease rentals	—	30
Deferred taxes	—	—
Other liabilities	887	75
Restructuring reserve	7,406	9,889
Stockholders’ Equity
Common stock	25	24
Additional paid-in capital	362,810	336,290
Retained earnings	461,853	428,632
Treasury stock, at cost	(296,824)	(296,797)
Accumulated other comprehensive gain	13,036	22,552

Total stockholders’ equity	540,900	490,701

Total liabilities and stockholders’ equity	$799,734	$772,890

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BLACK BOX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,	March 31,	March 31,	March 31,
In thousands	2006	2005	2006	2005

Operating Activities
Net income	$4,656	$34	$37,358	$29,912
Adjustments to reconcile net income to cash
Provided by operating activities:
Intangibles amortization	764	1,145	4,999	1,332
Depreciation	2,153	2,253	8,931	6,623
Deferred tax provision / (benefit)	1,871	(1,852)	(212)	(77)
Stock compensation expense	—	—	—	680
Tax benefit from exercised stock options	147	(83)	(3,200)	(3,472)
Changes in operating assets and liabilities:
Accounts receivable, net	9,296	7,725	9,369	8,878
Inventories, net	(673)	2,336	5,000	(76)
Other current assets	6,271	2,419	7,541	3,307
Proceeds from lease contracts	(88)	504	1,658	504
Accounts payable and accrued liabilities	(11,512)	3,317	(19,647)	4,595

Net cash provided by operating activities	$12,885	$17,798	$51,797	$52,206

Investing Activities
Capital expenditures, net	$(751)	$(470)	$(2,670)	$(2,319)
Acquisition of businesses, net of cash acquired	—	(102,553)	(40,682)	(102,553)
Prior merger-related payments	—	605	(378)	107

Net cash used in investing activities	$(751)	$(102,418)	$(43,730)	$(104,765)

Financing Activities
Proceeds/(repayments) on borrowings, net	$(18,689)	$106,414	$(26,107)	$110,450
Repayments on discounted lease rentals	(43)	(458)	(890)	(458)
Proceeds from exercise of options	6,976	609	23,320	7,919
Payment of dividends	(1,045)	(1,038)	(4,094)	(3,847)
Deferred financing costs	(180)	(1,117)	(180)	(1,352)
Purchase of treasury stock	(13)	(19,327)	(27)	(56,912)

Net cash provided/(used) in financing activities	$(12,994)	$85,083	$(7,978)	$55,800
Foreign currency exchange impact on cash	(76)	182	(474)	(955)

Increase/(decrease) in cash & cash equivalents	$(936)	$645	$(385)	$2,286
Cash & cash equivalents at beginning of period	12,143	10,947	11,592	9,306

Cash & cash equivalents at end of period	$11,207	$11,592	$11,207	$11,592

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Non-GAAP Measurements
The financial information presented in this release contains certain non-GAAP financial measures. Management uses the non-GAAP measures to improve comparisons between fiscal periods. Management believes the use of the non-GAAP measures improves the investor’s ability to make comparisons between fiscal periods and provide more useful information to investors regarding the Company’s financial condition and its results of operations. In accordance with SEC Regulation G, the following financial highlights tables reconcile (1) free cash flow; (2) cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment; (3) net income excluding restructuring charges and reconciling items; and (4) diluted EPS excluding restructuring charges and reconciling items; to the most directly comparable U.S. GAAP measures. The additional non-GAAP financial information presented should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP. All dollar amounts are in thousands.
Management believes that free cash flow, defined by the Company as cash provided by operating activities less net capital expenditures, plus proceeds from option exercises, plus or minus foreign currency translation adjustments, is an important measurement of liquidity as it represents the total cash available to the Company. A reconciliation of cash provided by operating activities to free cash flow is presented below:

	4Q06	3Q06	4Q05	FY06	TY05

Cash provided by operating activities	$12,885	$16,438	$17,798	$51,797	$52,206
Capital expenditures	(964)	(1,551)	(927)	(4,115)	(3,506)
Capital disposals	213	231	457	1,445	1,187
Proceeds from stock option exercises	6,976	8,892	609	23,320	7,919
Foreign currency exchange impact on cash	(76)	(408)	182	(474)	(955)

Free cash flow	$19,034	$23,602	$18,119	$71,973	$56,851

Management believes that presenting cash provided by operating activities exclusive of the cash flow impact from items that rarely occur or only occur once is a more meaningful measurement of cash provided by operating activities on an ongoing basis and allows the reader to more accurately compare other fiscal periods where the events did not occur. A reconciliation of cash provided by operating activities to cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment is presented below:
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	4Q06	3Q06	4Q05	FY06	FY05

Cash provided by operating activities	$12,885	$16,438	$17,798	$51,797	$52,206
Restructuring payments	1,753	1,537	1,266	10,918	1,653
Satisfaction of a litigation judgment	—	—	—	1,778	—

Cash provided by operating activities excluding restructuring payments and satisfaction of a litigation judgment	$14,638	$17,975	$19,064	$64,493	$53,859

Management believes that presenting net income and diluted earnings per share excluding restructuring charges and reconciling items is useful to investors because it provides a more meaningful comparison of the ongoing operations of the Company. Included in reconciling items are acquisition-related expenses from the purchase of Norstan and the Italian Operations Adjustment in FY06 and acquisition-related expenses from the purchase of Norstan, settlement of a litigation matter and costs associated with the establishment and review of procedures to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in FY05. A reconciliation of net income to net income excluding restructuring charges and reconciling items is presented below:

	4Q06	4Q05	FY06	FY05

Net income	$4,656	$34	$37,358	$29,912
% of revenues	2.7%	0.0%	5.2%	5.6%
Restructuring charges, after tax impact	—	3,314	3,465	3,314
Reconciling Items, after tax impact	4,931	3,471	8,431	4,650

Net income excluding restructuring charges and reconciling items	$9,587	$6,819	$49,254	$37,876
% of revenues	5.5%	4.3%	6.8%	7.1%

A reconciliation of diluted earnings per common share (EPS) to diluted EPS excluding restructuring charges and reconciling items is presented below:

	4Q06	4Q05	FY06	FY05

Diluted EPS	$0.26	$0.00	$2.13	$1.68
EPS impact of restructuring charges	—	0.19	0.20	0.19
EPS impact of reconciling items	0.27	0.20	0.48	0.26

Diluted EPS excluding restructuring charges and reconciling items	$0.53	$0.39	$2.81	$2.13

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SUPPLEMENTAL INFORMATION:
Additionally, the following supplemental information is being provided for comparisons of fourth quarter ended March 31, 2006 reported results to this year’s third quarter and prior year’s fourth quarter. All dollar amounts are in thousands unless noted otherwise.
Information on revenues and operating income by geography is presented below. Management believes it is important to separately present the restructuring charges and reconciling items. Reconciling items consist of acquisition-related expenses from the purchase of Norstan and the Italian Operations Adjustment in the 2006 periods and acquisition-related expenses from the purchase of Norstan, settlement of a litigation matter and costs associated with the establishment and review of procedures to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 in the 2005 periods. Management believes this enables a clearer understanding of the ongoing operations of the Company and allows the reader to more accurately compare other fiscal periods where the events did not occur.
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Information on revenues and operating income for geographical segments is presented below:

	4Q06	3Q06	4Q05	FY06	FY05

Revenues:
North America	$137,912	$143,173	$112,047	$564,700	$355,013
Europe	27,152	29,950	35,501	120,051	142,838
All Other	9,804	9,012	9,682	36,584	37,225

Total	$174,868	$182,135	$157,230	$721,335	$535,076

Operating income:
North America	$9,414	$15,740	$(295)	$53,550	$26,798
% of North America revenues	6.8%	11.0%	(0.3)%	9.5%	7.5%
Europe	(1,643)	4,101	274	5,518	13,639
% of Europe revenues	(6.1)%	13.7%	0.8%	4.6%	9.5%
All Other	1,733	1,771	1,414	7,127	8,099
% of All Other revenues	17.7%	19.7%	14.6%	19.5%	21.8%

Total	$9,504	$21,612	$1,393	$66,195	$48,536
% of Total revenues	5.4%	11.9%	0.9%	9.2%	9.1%

Restructuring charges and reconciling items
North America	$464	$1,245	$9,356	$7,358	$11,156
Europe	7,065	—	1,003	10,807	1,003
All Other	—	—	—	—	—

Total	$7,529	$1,245	$10,359	$18,165	$12,159

Operating income excluding restructuring charges and reconciling items
North America	$9,878	$16,985	$9,061	$60,908	$37,954
% of North America revenues	7.2%	11.9%	8.1%	10.8%	10.7%
Europe	5,422	4,101	1,277	16,325	14,642
% of Europe revenues	20.0%	13.7%	3.6%	13.6%	10.3%
All Other	1,733	1,771	1,414	7,127	8,099
% of All Other revenues	17.7%	19.7%	14.6%	19.5%	21.8%

Total	$17,033	$22,857	$11,752	$84,360	$60,695
% of Total revenues	9.7%	12.5%	7.5%	11.7%	11.3%

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Information on revenues and gross profit for data services, voice services and hotline services is presented below:

	4Q06	3Q06	4Q05	FY06	FY05

Revenues:
Data Services	$44,017	$47,083	$48,799	$196,585	$200,935
Voice Services	77,184	82,281	52,921	310,804	106,540
Hotline Services	53,667	52,771	55,510	213,946	227,601

Total	$174,868	$182,135	$157,230	$721,335	$535,076

Gross Profit:
Data Services	$11,268	$14,794	$13,343	$57,068	$59,354
% of Data Services revenues	25.6%	31.4%	27.3%	29.0%	29.5%
Voice Services	28,400	32,145	17,648	119,556	36,255
% of Voice Services revenues	36.8%	39.1%	33.3%	38.5%	34.0%
Hotline Services	24,458	26,463	28,725	105,726	119,320
% of Hotline Services revenues	45.6%	50.1%	51.7%	49.4%	52.4%

Total	$64,126	$73,402	$59,716	$282,350	$214,929
% of Total revenues	36.7%	40.3%	38.0%	39.1%	40.2%

Reconciling items:
Data Services	$2,071	—	—	$2,071	—
Voice Services	—	—	—	—	—
Hotline Services	1,517	—	—	1,517	—

Total	$3,588	—	—	$3,588	—

Gross Profit including:
Data Services	$13,339	$14,794	$13,343	$59,139	$59,354
% of Data Services revenues	30.3%	31.4%	27.3%	30.1%	29.5%
Voice Services	28,400	32,145	17,648	119,556	36,255
% of Voice Services revenues	36.8%	39.1%	33.3%	38.5%	34.0%
Hotline Services	25,975	26,463	28,725	107,243	119,320
% of Hotline Services revenues	48.4%	50.1%	51.7%	50.1%	52.4%

Total	$67,714	$73,402	$59,716	$285,938	$214,929
% of Total revenues	38.7%	40.3%	38.0%	39.6%	40.2%

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Information on revenues on a same-office basis is presented below:

	4Q06	4Q05	Change

Revenues as reported	$174,868	$157,230	11%
Less revenues from offices added since Fiscal 2005	(58,440)	(35,208)

Revenues on same-office basis	$116,428	$122,022	(5)%

Information on various balance sheet ratios, backlog and headcount is presented below. Dollar amounts are in millions.

	4Q06		3Q06		4Q05

Accounts Receivable:
Gross Accounts Receivable $	$126.2		$133.9		$124.2

Reserve $ / %	$9.5/7.5%		$8.3/6.2%		$7.3/5.9%
Net Accounts Receivable $	$116.7		$125.6		$116.9

Net Days Sales Outstanding	54 days		57 days		57 days

Inventory:
Gross Inventory $	$68.2		$66.9		$69.7
Reserve $ / %	$14.3/21.0%		$13.5/20.2%		$12.5/17.9%
Net Inventory $	$53.9		$53.4		$57.2

Net Inventory Turns	7.3	x	6.8	x	6.4	x

Six-Month Order Backlog	$96		$94		$97

Team Members	3,295		3,273		3,371

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